Exhibit 99.1

Digimarc Reports Second Quarter 2017 Financial Results

Beaverton, Ore. — July 26, 2017 — Digimarc Corporation (NASDAQ: DMRC), the inventor of the Digimarc Discover® platform featuring the Digimarc Barcode for automatically identifying and interacting with virtually any media, reported financial results for the second quarter ended June 30, 2017.

Second Quarter 2017 Financial Results

Revenue for the second quarter of 2017 totaled $5.6 million compared to $5.5 million in the same quarter a year-ago.

Operating expenses for the second quarter of 2017 totaled $10.5 million compared to $8.7 million in the second quarter of 2016. The increase was primarily due to higher investment in sales, marketing, and engineering as the company continues to address important opportunities in market development and delivery of Digimarc Discover and Digimarc Barcode.

Operating loss for the second quarter of 2017 totaled $7.1 million compared to an operating loss of $5.3 million in the same quarter a year-ago. The higher operating loss was due to higher operating expenses.

Net loss for the second quarter of 2017 totaled $6.9 million or $(0.68) per diluted share, compared to a net loss of $5.3 million or $(0.62) per diluted share in the second quarter of 2016.

At quarter-end, cash, cash equivalents and marketable securities totaled $67.8 million, compared to $56.2 million at March 31, 2017. The increase was due to $17.7 million of net proceeds from the sale of common stock in a registered direct offering completed during the quarter.

Conference Call

Digimarc will hold a conference call later today (Wednesday, July 26, 2017) to discuss these results, as well as provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay via the investor section of the company's website.

For those who wish to listen to the call via telephone, please dial the number below at least five minutes prior to the scheduled start time:

Toll-Free Number: 866-562-9934

International Number: 706-679-0638

Conference ID: 8340850

If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer in the automatic identification of everyday objects such as product packaging and virtually any media, including print, images and audio. Based on the Intuitive Computing Platform (ICP™), Digimarc provides innovative and comprehensive automatic recognition technologies to simplify search, and transform information discovery through unparalleled reliability, efficiency and security. Digimarc has a global patent portfolio, which includes over 1,100 granted and pending patents. These innovations include state-of-the-art identification technology, Digimarc Barcode, as well as Digimarc Discover® software for barcode scanning, and more. Digimarc is based in Beaverton, Oregon, with technologies deployed by major retailers and consumer brands, central banks, U.S. states, film companies and professional sports franchises, among others. Visit digimarc.com and follow us @digimarc to learn more about The Barcode of Everything™.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding market opportunities for Digimarc Discover and Digimarc Barcode, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in the company's Form 10-K for the year ended December 31, 2016 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

DMRC@liolios.com

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Six Month Information
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Revenue:
Service	$3,253	$3,148	$6,949	$6,398
Subscription	1,420	1,494	2,865	2,957
License	914	815	1,864	1,682
Total revenue	5,587	5,457	11,678	11,037

Cost of revenue:
Service	1,464	1,401	3,099	2,833
Subscription	534	594	1,090	1,256
License	122	99	240	195
Total cost of revenue	2,120	2,094	4,429	4,284

Gross profit:
Service	1,789	1,747	3,850	3,565
Subscription	886	900	1,775	1,701
License	792	716	1,624	1,487
Total gross profit	3,467	3,363	7,249	6,753

Gross margin:
Service	55%	55%	55%	56%
Subscription	62%	60%	62%	58%
License	87%	88%	87%	88%
Percentage of gross profit to total revenue	62%	62%	62%	61%

Operating expenses:
Sales and marketing	3,997	2,856	7,989	5,811
Research, development and engineering	3,936	3,379	7,395	6,684
General and administrative	2,239	1,976	4,624	4,146
Intellectual property	345	462	737	896
Total operating expenses	10,517	8,673	20,745	17,537

Operating loss	(7,050)	(5,310)	(13,496)	(10,784)

Other income, net	116	42	234	88

Loss before income taxes	(6,934)	(5,268)	(13,262)	(10,696)

Benefit (provision) for income taxes	(9)	(15)	101	(22)
Net loss	$(6,943)	$(5,283)	$(13,161)	$(10,718)

Earnings (loss) per common share:
Loss per common share - basic	$(0.68)	$(0.62)	$(1.29)	$(1.25)
Loss per common share - diluted	$(0.68)	$(0.62)	$(1.29)	$(1.25)
Weighted average common shares outstanding - basic	10,266	8,587	10,214	8,560
Weighted average common shares outstanding - diluted	10,266	8,587	10,214	8,560

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents (1)	$34,242	$11,638
Marketable securities (1)	33,513	44,496
Trade accounts receivable, net	3,897	5,078
Other current assets	1,858	1,695
Total current assets	73,510	62,907
Marketable securities (1)	—	4,392
Property and equipment, net	3,846	3,570
Intangibles, net	6,416	6,422
Goodwill	1,114	1,114
Other assets	281	331
Total assets	$85,167	$78,736

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,731	$1,523
Deferred revenue	2,121	2,923
Total current liabilities	3,852	4,446
Deferred rent and other long-term liabilities	1,029	956
Total liabilities	4,881	5,402

Commitments and contingencies

Shareholders' equity:
Preferred stock	50	50
Common stock	11	11
Additional paid-in capital	141,123	120,985
Accumulated deficit	(60,898)	(47,712)
Total shareholders' equity	80,286	73,334

Total liabilities and shareholders' equity	$85,167	$78,736

(1) Aggregate cash, cash equivalents, short- and long-term marketable securities was $67,755 and $60,526 at June 30, 2017 and December 31, 2016, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Six Month Information
	June 30,	June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(13,161)	$(10,718)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	664	688
Amortization and write-off of intangibles	486	639
Stock-based compensation	3,093	2,707
Changes in operating assets and liabilities:
Trade accounts receivable	1,181	2,139
Other current assets	(163)	52
Other assets	50	36
Accounts payable and other accrued liabilities	336	109
Deferred revenue	(835)	(917)
Net cash used in operating activities	(8,349)	(5,265)

Cash flows from investing activities:
Purchase of property and equipment	(938)	(755)
Capitalized patent costs	(406)	(436)
Maturity of marketable securities	28,636	22,467
Purchase of marketable securities	(13,261)	(8,819)
Net cash provided by investing activities	14,031	12,457

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	17,702	-
Exercise of stock options	568	309
Purchase of common stock	(1,348)	(1,104)
Net cash provided by (used in) financing activities	16,922	(795)

Net increase in cash and cash equivalents (2)	$22,604	$6,397

Cash, cash equivalents and marketable securities at beginning of period	60,526	39,186
Cash, cash equivalents and marketable securities at end of period	67,755	31,935
(2) Net increase (decrease) in cash, cash equivalents and marketable securities	$7,229	$(7,251)

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